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                                                                 Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2002, except as to
Note 18 - Subsequent Events, which is as of February 5, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in Genencor International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP


San Jose, California
July 29, 2002